Exhibit 99.1

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Daniel Prieto, State Bar No. 24048744	Thomas R. Califano (admitted pro hac vice)
dan.prieto@dlapiper.com	thomas.califano@dlapiper.com
DLA Piper LLP (US)	DLA Piper LLP (US)
1900 North Pearl Street, Suite 2200	1251 Avenue of the Americas
Dallas, Texas 75201	New York, New York 10020
Tel: (214) 743-4500	Tel: (212) 335-4500
Fax: (214) 743-4545	Fax: (212) 335-4501

Counsel for the Debtors	Daniel M. Simon (admitted pro hac vice)
daniel.simon@dlapiper.com
David Avraham (admitted pro hac vice)
david.avraham@dlapiper.com
Tara Nair (admitted pro hac vice)
tara.nair@dlapiper.com
DLA Piper LLP (US)
444 West Lake Street, Suite 900
Chicago, Illinois 60606
Tel: (312) 368-4000
Fax: (312) 236-7516

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
PHI, Inc., et al.,[1]	§	Case No. 19-30923-hdh11
§
Debtors.	§	(Jointly Administered)

NOTICE OF FILING OF EXHIBITS TO DISCLOSURE STATEMENT

FOR THE DEBTORS’ JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE NOTICE that, on March 14, 2019, the above-captioned debtors and debtors-in-possessions (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas.

PLEASE TAKE FURTHER NOTICE that, on April 1, 2019, the Debtors filed the Disclosure Statement for Debtors’ Joint Plan for Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 156] (as may be amended, the “Disclosure Statement”).

1         The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: PHI, Inc. (5707), PHI Air Medical, L.L.C. (4705), AM Equity Holdings, L.L.C. (0730), PHI Tech Services, Inc. (5089) and PHI Helipass, L.L.C. (4187). The corporate headquarters and the mailing address for the Debtors listed above is 2001 SE Evangeline Thruway, Lafayette, LA 70508.

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PLEASE TAKE FURTHER NOTICE that a hearing to consider approval of the Disclosure Statement is scheduled on May 13, 2019 at 10:00 a.m. Central Daylight Time.

PLEASE TAKE FURTHER NOTICE that, attached hereto are the following exhibits to the Disclosure Statement:

Exhibit D:   Debtors’ Valuation and Plan Equity Value

Exhibit E:   Liquidation Analysis

PLEASE TAKE FURTHER NOTICE that the Debtors expressly reserve the right to amend, alter or supplement the Disclosure Statement including, without limitation, the Debtors’ Valuation, the Plan Equity Value, the Liquidation Analysis, and any other exhibits and attachments thereto.

PLEASE TAKE FURTHER NOTICE THAT ALL PLEADINGS FILED IN THESE CHAPTER 11 CASES ARE AVAILABLE FOR FREE AT: https://cases.primeclerk.com/PHI.

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Dated: April 26, 2019	Respectfully submitted,
Dallas, Texas
DLA PIPER LLP (US)

/s/ Daniel Prieto
Daniel Prieto, State Bar No. 24048744
1900 North Pearl Street, Suite 2200
Dallas, Texas 75201
Tel: (214) 743-4500
Fax: (214) 743-4545
Email: dan.prieto@dlapiper.com

-and-

Thomas R. Califano (admitted pro hac vice) 1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 335-4500
Fax: (212) 335-4501
Email: thomas.califano@dlapiper.com

-and-

Daniel M. Simon (admitted pro hac vice)
David Avraham (admitted pro hac)
Tara Nair (admitted pro hac vice) 444 West Lake Street, Suite 900
Chicago, Illinois 60606
Tel: (312) 368-4000
Fax: (312) 236-7516
Email: daniel.simon@dlapiper.com david.avraham@dlapiper.com tara.nair@dlapiper.com

Counsel to the Debtors

3

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EXHIBIT D TO DISCLOSURE STATEMENT

(Debtors’ Valuation and Plan Equity Value)

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THE VALUATION INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED OR SOLD UNDER THE PLAN. THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS.

Solely for purposes of the Plan and this Disclosure Statement, Houlihan Lokey has estimated the total enterprise value (the “Total Enterprise Value”) and implied equity value (the “Equity Value”) of the Reorganized Debtors on a going concern basis and pro forma for the transactions contemplated by the Plan.

In preparing the estimates set forth below, Houlihan Lokey has relied upon the accuracy, completeness, and fairness of financial and other information furnished by the Debtors. Houlihan Lokey did not attempt to independently audit or verify such information, nor did it perform an independent appraisal of the assets or liabilities of the Reorganized Debtors. Houlihan Lokey did not conduct an independent investigation into any of the legal or accounting matters affecting the Reorganized Debtors, and therefore makes no representation as to their potential impact on the Reorganized Debtors’ Total Enterprise Value.

The valuation information set forth in this Disclosure Statement represents a valuation of the Reorganized Debtors based on the application of standard valuation techniques. The estimated values set forth in this Section (a) do not purport to constitute an appraisal of the assets of the Reorganized Debtors; (b) do not constitute an opinion on the terms and provisions or fairness to any person, from a financial point of view, of the consideration to be received by such person under the Plan; (c) do not constitute a recommendation to any Holder of Allowed Claims as to how such Holder should vote, whether such Holder should participate in the Rights Offering or New Equity Cash-Out Option, or how such Holder otherwise should act with respect to the Plan; and (d) do not necessarily reflect the actual market value that might be realized through a sale or liquidation of the Debtors.

In estimating the Total Enterprise Value of the Reorganized Debtors, Houlihan Lokey (i) met with the Debtors’ management team to discuss the Debtors’ operations and future prospects, (ii) reviewed the Debtors’ historical financial information, (iii) reviewed certain of the Debtors’ internal financial and operating data, (iv) reviewed certain financial analyses prepared by FTI, (v) reviewed the Financial Projections, (vi) reviewed the detailed business plan underlying the Financial Projections, and (vii) reviewed publicly-available third-party information.

The estimated values set forth herein assume that the Reorganized Debtors will achieve their Financial Projections in all material respects. Houlihan Lokey has relied on the Debtors’ representation and warranty that the Financial Projections: (a) have been prepared in good faith; (b) are based on fully disclosed assumptions, which, in light of the circumstances under which they were made, are reasonable; (c) reflect the Debtors’ best currently available estimates; and (d) reflect the good faith judgments of the Debtors. Houlihan Lokey does not offer an opinion as to the attainability of the Financial Projections. As disclosed in the Disclosure Statement, the future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors and Houlihan Lokey, and consequently are inherently difficult to project.

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This valuation contemplates facts and conditions known and existing as of April 26, 2019. Events and conditions subsequent to this date, including updated projections, as well as other factors, could have a substantial effect upon the Total Enterprise Value and the implied Equity Value. Among other things, failure to consummate the Plan in a timely manner may have a materially negative effect on the Total Enterprise Value. For purposes of this valuation, Houlihan Lokey has assumed that no material changes that would affect value will occur between April 26, 2019 and the contemplated Effective Date. For convenience of modeling, Houlihan Lokey has assumed an emergence and valuation date of July 31, 2019.

Valuation Methodology

Houlihan Lokey prepared its valuation analysis based upon the following methodologies:

1.    Comparable Company Analysis

○

The comparable company analysis estimates the value of a company based on a relative comparison with publicly traded companies with similar operating and financial characteristics. Given the different end markets of the Debtors’ two primary segments, Oil and Gas and Air Medical, Houlihan Lokey valued the two segments separately and collectively. The selection of comparable public companies was based on business model, industry exposure, geographic mix, fleet characteristics, and other factors that were deemed relevant. Historically, the comparable public companies for Oil and Gas have varied and the one public comparable for Air Medical was taken private in 2017.

○

Under the comparable company methodology, the enterprise value for each selected public company is determined by examining the trading prices for the equity securities of such company in the public markets and adding the aggregate amount of outstanding net debt (at the market trading value of debt, if warranted) and minority interests in unconsolidated subsidiaries. Such enterprise values are commonly expressed as multiples of various measures of financial and operating statistics, most commonly EBITDA. The total enterprise value of the Reorganized Debtors is then calculated by applying these multiples to the Reorganized Debtors’ actual and projected financial and operational metrics.

2.    Precedent Transactions Analysis

○

The precedent transactions analysis is based on the implied enterprise values of companies and assets involved in publicly disclosed merger and acquisition transactions that have similar operating and financial characteristics. Under this methodology, the enterprise value of each such company is determined by an analysis of the consideration paid and the debt assumed in the merger or acquisition transaction. Such enterprise values for operating businesses are typically expressed as multiples of financial and operating statistics, most commonly EBITDA. The total enterprise value of the Reorganized Debtors is then calculated by applying these multiples to the Reorganized Debtors’ actual financial and operational metrics.

○

Prior to the Petition Date, Houlihan Lokey assisted in exploring and evaluating a broad range of strategic alternatives, including a sale or merger of the entire business and a sale of Air Medical. A number of parties entered into confidentiality agreements with the Debtors, participated in meetings with Houlihan Lokey and the Debtors’ management team, and undertook extensive diligence on the Debtors over a period of several months. The Debtors

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received more than one initial indication of interest for Air Medical. Houlihan Lokey considered these initial bids in its valuation analysis.

3.    Discounted Cash Flow Analysis

○

The discounted cash flow analysis is a forward looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. The total enterprise value is determined by calculating the present value of unlevered after-tax free cash flows over the course of the projection period plus an estimate for the value of the Reorganized Debtors beyond the projection period, known as the terminal value. The terminal value is commonly derived pursuant to two methods, the comparable company analysis (as discussed separately above) or using the Gordon Growth method, in which the projected cash flows beyond the projection period are estimated using an assumed perpetuity growth rate.

○

In calculating the terminal value for the Reorganized Debtors, Houlihan Lokey relied upon the comparable company analysis to estimate the independent terminal value for each of the Oil and Gas and Air Medical business segments.

Total Enterprise Value and Implied Equity Value

As a result of the analysis described above, Houlihan Lokey estimates the Total Enterprise Value of the Reorganized Debtors to be $487.5 million. Based upon pro forma net debt of approximately $45 million ($70 million of gross debt less approximately $25 million of estimated unrestricted cash) upon the Effective Date, the Total Enterprise Value implies an Equity Value of $442.5 million. The implied Equity Value presumes that upon the Effective Date, the Reorganized Debtors have access to adequate liquidity from a new asset-based credit facility.

If the $70 million Rights Offering is funded, as contemplated in the Plan, the Total Enterprise Value and implied Equity Value would both increase by $70 million to $557.5 million and $512.5 million, respectively, presuming liquidity upon the Effective Date is adequate.

The estimate of Total Enterprise Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein depending on the results of the Debtors’ operations or changes in the financial markets. Additionally, these estimates of value represent hypothetical enterprise and equity values of the Reorganized Debtors as the continuing operator of their businesses and assets, and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. Such estimates were developed solely for purposes of the Plan and analysis of implied relative recoveries to creditors thereunder. The value of an operating business such as the Debtors’ businesses is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such businesses.

Houlihan Lokey’s estimated valuation range of the Reorganized Debtors does not constitute a recommendation to any Holder of Allowed Claims or Interests as to how such person should vote or otherwise act with respect to the Plan. The estimated value of the Reorganized Debtors set forth herein does not constitute an opinion as to the fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan. Because valuation estimates are inherently subject to uncertainties, none of the Debtors, Houlihan

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Lokey or any other person assumes responsibility for their accuracy or any differences between the estimated valuation ranges herein and any actual outcome.

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EXHIBIT E TO DISCLOSURE STATEMENT

(Liquidation Analysis)

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PHI, INC. et al.

HYPOTHETICAL LIQUIDATION ANALYSIS

THE AMOUNTS PRESENTED ARE ESTIMATES AND ARE BASED UPON THE ASSUMPTIONS NOTED. ACTUAL RESULTS COULD VARY MATERIALLY FROM WHAT IS PRESENTED.

Pursuant to section 1129(a)(7) of the Bankruptcy Code (frequently identified as the “best interests test”), Holders of Allowed Claims must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan’s assumed Effective Date, that is not less than the value such non-accepting Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code (“Chapter 7” and, the cases thereunder, the “Chapter 7 Cases” and, the trustee appointed thereunder, “Chapter 7 Trustee”). In determining whether the best interests test has been met, the first step is to determine the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets under Chapter 7.

The Debtors have prepared this hypothetical liquidation analysis (the “Liquidation Analysis”) in connection with the Disclosure Statement. The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs that would likely be available to the Debtors’ creditors if the Debtors were to be liquidated under Chapter 7 as an alternative to the restructuring of the Debtors’ businesses as proposed under the Plan. Accordingly, asset values discussed herein may be different than amounts referred to in the Plan. The Liquidation Analysis is based upon the assumptions contained herein and in the Disclosure Statement. All capitalized terms not defined in this Liquidation Analysis have the meanings ascribed to them in the Disclosure Statement.

UNDERLYING THE LIQUIDATION ANALYSIS ARE NUMEROUS ESTIMATES THAT, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY THE DEBTORS, ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, REGULATORY, LITIGATION AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS AND THEIR MANAGEMENT. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, LIQUIDATED UNDER CHAPTER 7 OF THE BANKRUPTCY CODE, AND ACTUAL RESULTS COULD MATERIALLY DIFFER FROM THE RESULTS SET FORTH HEREIN.

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Overview

●	The preliminary wind down scenario was prepared to estimate a range of liquidation value and to establish best interest

●	It is assumed the business would cease operations on 6/30/2019, and begin wind down procedures

- Wind down is assumed to take one year on the high end, and 6 months on the low end

●	It is assumed that the Company would file a Chapter 7 proceeding and a Trustee would be appointed to the case

- This analysis assumes all currently filed entities are included in the Chapter 7

●	Analysis based on the five debtor legal entities (PHI, Inc., PHI Air Medical, LLC, PHI Tech Services, Inc., PHI Helipass, LLC, and AM Equity Holdings, LLC)

●	A subset of employees would be kept on for a period of time to help wind down the estate

●	This wind down process is projected utilizing the Company’s most recent financials as well as weekly cash flow projections

●	An administrative expense forecast was created to estimate the cost of executing the wind down over 6 months (low) to one year (high)

- Certain administrative and priority claims would be paid before secured creditors

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PHI, Inc.
Preliminary Chapter 7 Liquidation Analysis	Estimated /		Recoverable Value %		Recoverable Value $
($ in 000s)	Book Value	Notes	Low	High	Low	High

Liquidation Proceeds
Cash, cash equivalents, and short-term investments	49,075	(1)	100.0%	100.0%	49,075	49,075
Accounts receivable	95,798	(2)	7.5%	15.0%	7,185	14,370
Inventories of spare parts, net	49,963	(3)	40.0%	50.0%	19,985	24,982
Prepaid expenses	11,628	(4)	15.5%	15.5%	1,800	1,800
Other current assets	859	(5)	0.0%	0.0%	-	-
Income taxes receivable	942	(6)	50.0%	75.0%	471	706
Property and equipment, net - Aircraft	786,056	(7)	22.0%	35.9%	173,038	282,409
Property and equipment, net - Facility & improvements	23,028	(8)	3.4%	17.2%	794	3,968
Property and equipment, net - Other equipment	43,550	(9)	2.2%	8.2%	945	3,579
Operating lease right-of-use assets	147,306	(10)	0.0%	0.0%	-	-
Restricted cash and investments	19,789	(11)	0.0%	0.0%	-	-
Other assets	18,356	(12)	5.8%	6.9%	1,062	1,267
HNZ value	130,786	(13)	76.5%	87.9%	100,000	115,000
Deferred income taxes	-	(14)	0.0%	0.0%	-	-
Goodwill	-	(15)	0.0%	0.0%	-	-
Intangibles	-	(16)	0.0%	0.0%	-	-

Proceeds Available For Distribution	1,377,136		25.7%	36.1%	354,354	497,156

Chapter 7 Liquidation Costs
Chapter 7 Trustee Fees		(17)			(10,631)	(14,915)
Trustee’s Counsel/Professional Fees		(18)			(1,200)	(2,400)
Wind Down Costs		(19)			(8,237)	(12,356)

Estimated Liquidation Costs					(20,068)	(29,671)

Net Proceeds Available To Certain Administrative and Priority Claims					334,286	467,486

	Total Claim
Certain Administrative and Priority Claims
Priority Tax Claims	83	(20)	100.0%	100.0%	83	83
WARN Act Payments	33,783	(21)	50.0%	100.0%	16,892	33,783

Total Certain Administrative and Priority Claims	33,867		50.1%	100.0%	16,975	33,867

Net Proceeds Available To Secured Creditors					317,311	433,619

Estimated Secured Lender Recovery
$70.0M Blue Torch Term Loan	70,000	(22)	100.0%	100.0%	70,000	70,000
$130.0M Thirty Two Term Loan	130,000	(23)	100.0%	100.0%	130,000	130,000

Total Secured Claims	200,000		100.0%	100.0%	200,000	200,000

Net Proceeds Available To Other Administrative and Priority Claims					117,311	233,619

Other Administrative and Priority Claims
Accrued Employee Expenses	13,658	(24)	100.0%	100.0%	13,658	13,658
Accrued and Unpaid Restructuring Professional Fees	11,310	(25)	100.0%	100.0%	11,310	11,310
Postpetition Accounts Payable	17,368	(26)	100.0%	100.0%	17,368	17,368

Total Other Administrative and Priority Claims	42,337		100.0%	100.0%	42,337	42,337

Net Proceeds Available To Unsecured Creditors					74,975	191,282

Estimated Unsecured Lender Recovery
5.25% Unsecured Notes	500,000	(27)	14.4%	36.6%	71,825	183,246
Unsecured Trade Claims	21,927	(28)	14.4%	36.6%	3,150	8,036

Total Unsecured Claims	521,927		14.4%	36.6%	74,975	191,282

Net Proceeds Available To Equity Claims					-	-

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Notes:

(1)	Estimated ending cash balance on 6/28/2019 for Debtor entities only per WE 4.12.19 CFF
(2)	Based on forecasted 60 day collections post 6/28/2019 from WE 4.12.19 CFF with an 85% discount
(3)	Based on 3/31/2019 B/S adjusted for Non-Debtor amounts (High % Based on Borrowing Base calculation from 8/21/2018)
(4)	Based on 3/31/2019 B/S for Debtor entities only
(5)	Based on 3/31/2019 B/S for Debtor entities only
(6)	Based on 3/31/2019 B/S for Debtor entities only
(7)

Based on 2/28/2019 B/S NBV for Debtor entities only; Market values were determined after reviewing information provided by the Company and recent transaction asking/sale prices from Aero Asset; recovery % based on implied Blue Torch aircraft collateral (Low) and Waypoint sale price (High) as well as recent absorption rates for certain aircraft

(8)	Based on 3/31/2019 B/S, net of D&A for Debtor entities only
(9)	Based on 3/31/2019 B/S, net of D&A for Debtor entities only
(10)	Based on 3/31/2019 B/S for Debtor entities only
(11)	Book restricted cash balance as of 3/31/2019 for Debtor entities only
(12)	Based on 3/31/2019 B/S for Debtor entities only
(13)	Estimated / Book Value is Purchase Price; Low to High Range is Implied EV for HNZ calculated by HL
(14)	Based on 3/31/2019 B/S for Debtor entities only
(15)	Based on 3/31/2019 B/S
(16)	Based on 3/31/2019 B/S
(17)	Assumes 3% of total proceeds available for distribution
(18)	Low - $200k/month over 6 months; High - $200k/month over 12 months
(19)	Low based on 25% of 2018 SG&A expenses; High based on 37.5% of 2018 SG&A expenses (50% first 6 months; 25% final 6 months)
(20)	Based on filed SOALs Schedule E/F Part 1
(21)	Low - 1 month of gross Debtor payroll (2 payroll cycles); High - 2 months of gross Debtor payroll (4 payroll cycles)
(22)	Blue Torch loan
(23)	Thirty Two loan
(24)	Accrued Employee Expenses (wages, vacation, etc.) as of 3/31/2019 for Debtor entities only
(25)	As of 6/28/2019; would be paid from cash collateral if there is a carve out
(26)	Estimated amount as of 6/28/2019; AP Outstanding less Prepetition claims, net of caps on critical vendor, shippers warehousemen, & other payments that were approved by the Court
(27)	$500M notes
(28)	Represents estimated amount of trade claims from filed SOALs, net of priority amounts